Exhibit 5.1

Stradling Yocca Carlson & Rauth A Professional Corporation 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com

November 16, 2021

Verb Technology Company, Inc.

782 S. Auto Mall Drive

American Fork, Utah

Re:	Securities Registered under Registration Statement on Form S-3 (File No. 333-252167)

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the proposed offer and sale by Verb Technology Company, Inc., a Nevada corporation (the “Company”), of up to an aggregate of $30,000,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Placement Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-252167) (the “Registration Statement”), which was originally filed under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) on January 15, 2021 and declared effective by the Commission on January 22, 2021, the base prospectus contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the proposed offer and sale of the Placement Shares filed with the Commission on November 16, 2021 pursuant to Rule 424(b) of the rules and regulations under the Securities Act (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”). We understand that the Placement Shares are proposed to be offered and sold by the Company through Truist Securities, Inc. (the “Agent”) pursuant to a Sales Agreement, dated November 16, 2021, entered into by and between the Company and the Agent (the “Sales Agreement”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Articles of Incorporation and Amended and Restated Bylaws, in the forms filed with the Commission, and (c) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the Placement Shares will be sold (a) at a price established by the Board of Directors of the Company, and (b) in a manner consistent with the terms of the Sales Agreement.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of the certificates of public officials and the due authorization, execution and delivery by all persons other than by the Company of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Placement Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Sales Agreement, will be validly issued, fully paid and non-assessable.

Our opinion is expressed only with respect to Chapter 78 of the Nevada Revised Statutes. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof, which is incorporated by reference into the Registration Statement, and further consent to the reference to us in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the offer and sale of the Placement Shares pursuant to the Registration Statement, the Prospectus and the Sales Agreement, and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

Stradling Yocca Carlson & Rauth, P.C.

/s/ Stradling Yocca Carlson & Rauth, P.C.